UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2014 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Comcast Cable Communications Management, LLC (“Comcast”) and Support.com, Inc. (the “Company”) entered into a Master Service Agreement, Call Handling Service, effective October 1, 2013 (the “Bundle MSA”), which provides for the Company’s provision of certain technical support services to Comcast customers.  In connection with the Bundle MSA, effective as of December 22, 2013, Comcast and the Company entered into a change management form number 1 (“Change Form”) to the Bundle MSA, which Change Form allows for the Company, in the course of providing such services, to host, provide and be compensated for certain components of the telecommunications and systems infrastructure, which would have otherwise been provided by Comcast under the Bundle MSA.

The foregoing description of the Change Form is qualified in its entirety by reference to the Change Form itself, which the Company intends to file as an exhibit to its Annual  Report on Form 10-K for its fiscal year ending December 31, 2013 and is incorporated by reference herein.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary